FIGURE CERTIFICATE COMPANY
POWER OF ATTORNEY

The undersigned, each a director and/or officer of Figure Certificate Company, a Delaware corporation (the “Company”), does hereby make, constitute and appoint Michael Tannenbaum, Macrina Kgil, and Jason Rives, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact and agent, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to (1) a Form 10-K, Annual Report, or other applicable form, pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any and all exhibits, schedules, supplements, certifications and supporting documents thereto, and all amendments, supplementations and corrections thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”); and (2) one or more Registration Statements, on Form S-1, or other applicable forms, and all amendments, including post-effective amendments thereto, to be filed by the Company with the SEC, as amended, with all exhibits thereto and other supporting documents.

The undersigned also grants to said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

The undersigned has executed this Power of Attorney as of the date indicated below.

By: /s/ Kanwarpal Bindra
Name: Kanwarpal Bindra
Title: Director
Date: February 7, 2026

By: /s/ Michael S. Cagney
Name: Michael S. Cagney
Title: Chairman and Director
Date: February 7, 2026

By: /s/ June Ou
Name: June Ou
Title: Corporate Secretary and Director
Date: February 7, 2026
By: /s/ Donald Putnam
Name: Donald Putnam
Title: Director
Date: February 7, 2026

By: /s/ Sara Wardell-Smith
Name: Sara Wardell-Smith
Title: Director
Date: February 7, 2026